TO CANCEL TENDER PREVIOUSLY SUBMITTED

ONLY COMPLETE THIS FORM IF YOU WISH TO CANCEL THE INSTRUCTIONS

YOU SUBMITTED ON YOUR LETTER OF TRANSMITTAL.

EXHIBIT D

NOTICE OF WITHDRAWAL OF TENDER

Regarding Shares in

GOTTEX MULTI-ASSET ENDOWMENT FUND - I

Tendered Pursuant to the Offer to Purchase

Dated January 27, 2014

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT, AND THIS NOTICE OF WITHDRAWAL MUST BE RECEIVED BY THE FUND BY, 11:59 P.M., EASTERN TIME, ON FEBRUARY 24, 2014, UNLESS THE OFFER IS EXTENDED.

Complete This Notice of Withdrawal And Return Or Deliver To:

JD Clark & Company

803 W Michigan St.

Milwaukee, WI 53233

Attn: Tender Offer Administrator

For additional information:

Phone: (888) 946-8839

Fax: (816) 860-3140

Withdrawal of Tender Page 1 of 3

Ladies and Gentlemen:

The undersigned wishes to withdraw the tender of its shares of beneficial interest in Gottex Multi-Asset Endowment Fund - I (the "Fund") for purchase by the Fund that previously was submitted by the undersigned in a Letter of Transmittal dated _____________________.

This tender was in the amount of:

☐	All the Shares held by Shareholder.

☐	Portion of Shares expressed as a specific dollar value (A minimum amount of Shares with a value greater than $50,000 (or $25,000, in the case of certain Shareholders, as set forth in the Fund's Prospectus) must be maintained (the "Required Minimum Balance"))*.

$

☐	Portion of Shares expressed as a specific number of Shares (Required Minimum Balance must be maintained).

☐	All Shares in excess of the Required Minimum Balance.

The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the Shares previously tendered will not be purchased by the Fund upon expiration of the tender offer described above.

Withdrawal of Tender Page 2 of 3

SIGNATURE(S).

For Individual Investors and Joint Tenants:	For Other Investors:

____________________________________ Signature (Signature of Owner(s) Exactly as Appeared on Investor Certification)	____________________________________ Print Name of Investor

____________________________________ Print Name of Investor	____________________________________ Signature (Signature of Owner(s) Exactly as Appeared on Investor Certification)

____________________________________ Joint Tenant Signature if necessary (Signature of Owner(s) Exactly as Appeared on Investor Certification)	____________________________________ Print Name of Signatory and Title

____________________________________ Print Name of Joint Tenant	____________________________________ Co-signatory if necessary (Signature of Owner(s) Exactly as Appeared on Investor Certification)

____________________________________ Print Name and Title of Co-signatory

Date:

Withdrawal of Tender Page 3 of 3